LICENCE AGREEMENT

between

ECO Impact GmbH
Teerstegenstr. 21, D-42653 Solingen

hereinafter referred to as “the licensor”

and

Clyvia Technology GmbH
Friedrich-List-Allee 10, D-41844 Wegberg

hereinafter referred to as “the licensee,”

PREAMBLE

The licensor is the applicant and authorized license user of the inventions filed under file numbers 19837277, 19837276 and 19708384 as a patent application at the German Patent Office, for the thermal treatment, thermolysis and pyrolysis of bituminous materials, to distil and crack waste oil. A license will not be levied for the prototype.

§ 1 DEFINITION

(1)      CONTRACTUALLY SECURED RIGHTS

The contractually secured rights consist of the German patent application file numbers 19837277, 19837276 and 19708384, any expanded claim thereof, the corresponding patent applications in other countries, the registered secured rights bestowed thereupon, as well as all of the available know-how.

(2)      CONTRACTUAL TERRITORY

The contractual territory is worldwide, without any restrictions.

[Stamp: ECO IMPACT GmbH
Bergische Str. 21
42781 Haan
Tel. 02129 / 374 827
Fax 02129 / 378 999]
[Signature]

§ 2 OBLIGATIONS OF THE LICENSOR

(1) GRANTING OF A LICENSE

The licensor grants the licensee an exclusive license to market the know-how and the patent rights by issuing sub-licenses, as well as to manufacture, offer and distribute the process according to this contract. In each individual case, marketing the know-how and the patent rights requires a written agreement to be signed with the licensor. When exclusive rights are sub-contracted to third parties, the contractual partners must ensure that the laws of contract do not overlap.

The sub-license authorizes the licensee to grant the right to a third party to manufacture, offer and distribute the process according to this contract. Granting additional sub-licenses to market the know-how and patent rights is excluded. Thereto, this contract is signed.

(2) MAINTAINING THE SECURED RIGHTS

The licensor is obligated to maintain and pursue the contractually secured rights.

(3) RELINQUISHING THE SECURED RIGHT

If the licensor wishes to relinquish a registration of a contractually secured property right or a contractually secured right, the licensee must receive written notice thereof. Within one month upon receipt of notification, the licensee has the right to declare his wish to take over the registration of a contractually secured property right, respectively, the contractually secured right. Once the licensee has acquired the right(s), he has the sole right to use the registration of a contractually secured property right, respectively, the contractually secured right, without any obligation to pay royalties. The licensor will make available any documents and declarations necessary for the acquisition. The licensee shall assume any costs, which may be incurred to transfer the registration of a contractually secured property right, respectively, the contractually secured right.

If the licensee does not make use of the acquisition offer within the aforementioned time period of one month, the licensor can dispose freely of the contractually secured rights, respectively, the registration of a contractually secured property right, once that month has expired.

(4) LIABILITY FOR DEFECTS INVOLVING SECURED RIGHTS

The licensor affirms that he is not aware of any publication, which could impede the scope of the contractually secured rights, respectively, the registration of a contractually secured property right. However, the licensor will not assume any liability for the validity of anything applied for by, or dependent on, third party rights.

(5) OBLIGATION TO OBSERVE SECRECY

The licensor is obligated to keep secret any and all facts made known to him about the licensee in association with this contract.

§ 3 OBLIGATIONS ON THE PART OF THE LICENSEE

(1) PAYMENTS BY THE LICENSEE

The licensee must pay the licensor a percentage of sales generated from the distribution of systems and equipment, manufactured under the licence agreement:

Compensation for Know-How	respectively	Patent-royalty per unit

- up to 500 T€ 5%		5%
- up to 1000 T€ 4%		4%
- > 1,000 T€ 3%		3%

The licensee is obligated to keep separate bookkeeping records for shipments, which are subject to royalty payments, including specific information such as delivery date, quantity, buyer and price.

(2) ACCOUNTING AND PAYMENT OF ROYALTIES

The licensee shall draw up a list of all shipments that are subject to royalty payments, on a quarterly basis – in each case, during the month following the end of the quarter. The royalties resulting from this list must be submitted along with the statement of account.

(3) AUDITING

The licensor is authorized to have the aforementioned bookkeeping records and the documents pertaining thereto, audited annually by an auditor, who is obligated to secrecy. The licensor will assume the auditing costs. However, if the audit results in royalties, which are at least 5% higher than indicated in the statements presented, the licensee shall pay the auditing fee.

(4) OBLIGATION TO SECRECY

The licensee is obligated to keep secret any and all facts made known to him about the licensor, in association with this contract.

(5) OBLIGATION OF NON-AVOIDANCE

The licensee is obligated not to avoid or contest the contractually secured rights, respectively, the registration of a contractually secured property right, nor to support such avoidance or contestation by a third parties.

§ 4 RELATIONSHIPS WITH THIRD PARTIES

(1) LITIGATION

The licensor will combat any avoidance or contestation of the contractually secured rights, respectively, the registration of a contractually secured property right and pursue any infringements of the contractually secured rights by third parties.

However, there is no obligation to pursue infringements. The licensee is only authorized to enforce claims arising from the contractually secured rights against third parties, to the extent of the following stipulations.

(2) ACQUISITION RIGHTS

If the licensor refuses to pursue third party infringement of the contractually secured rights in writing, all of the claims of both parties arising from the infringement against the third party, shall be passed on to the licensee, authorizing, but not obligating the licensee to enforce a claim legally. The licensor shall provide any documents and declarations necessary for enforcement. Any costs arising in this context shall be borne by the licensee.

§ 5 TRANSFERABILITY OF RIGHTS

(1) TRANSFER OF LICENCE; SUB-LICENCES

Transferring the license and granting sub-licenses must be approved in writing by the licensor. Approval may only be refused for good cause.

§ 6 DURATION OF CONTRACT

(1)

This contract shall become effective on the day that the last signature required has been affixed to the contract. It shall end when written notification of termination has been submitted, at the latest however, when the contractually secured rights have lapsed.

(2)

Supplements to this contract do not exist. Changes and amendments to the contract must be made in writing. Should one of the stipulations of this contract become invalid, the remaining stipulations shall continue to be valid correspondingly. The ineffective stipulation shall be replaced by a stipulation, which comes closest to it in meaning and intention.

(3)	PROPER TERMINATION ON THE PART OF THE LICENSEE

The licensor and the licensee have the right to terminate the contract with a 12-month notice to the end of the year, the earliest, however, for 31/12/2017. [Signature]

[Stamp: ECO IMPACT GmbH
Bergische Str. 21
42781 Haan
Tel. 02129 / 374 027
Fax 02129 / 378 999]

(4) TERMINATION WITHOUT NOTICE

Apart from the customary grounds for termination for good cause, “good cause” also applies, if

(a)	the licensee files a petition with the court to institute settlement proceedings, or if bankruptcy proceedings are instituted;
(b)

payment of royalties is delayed by more than two months by the licensee, despite the fact that a written reminder has been sent via registered mail and that one of the obligations arising from this contract, specifically, is to issue a statement and pay the royalties.

Notice of termination must be made in writing and sent by registered mail.

§ 7 APPLICATION OF THE LAW

German law shall apply exclusively.

The Licensor:
[Handwritten: Solingen 17/12/04]
[Signature]
Location, Date	Eco Impact GmbH

The Licensee:

[Handwritten: Wegberg, 13/12/04]
[Signature]
Location, Date	Clyvia Technology GmbH